UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2016

GORES HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37540	47-4168492
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 Wilshire Blvd. Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

(310) 209-3010

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Attached as Exhibit 99.l to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation dated August 8, 2016 that will be used by Gores Holdings, Inc. (the “Company”) in making presentations to certain existing and potential stockholders of the Company with respect to the business combination contemplated by that certain Master Transaction Agreement, dated as of July 5, 2016, entered into by the Company and the other parties thereto.

The information in this Current Report on Form 8-K and Exhibit 99.1 attached hereto is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Legend Information

No Offer or Solicitation

This communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed transactions or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, the Company intends to file a definitive proxy statement with the Securities and Exchange Commission (“SEC”). The definitive proxy statement and other relevant documents will be sent or given to the stockholders of the Company and will contain important information about the proposed transaction and related matters. The Company stockholders and other interested persons are advised to read, when available, the definitive proxy statement in connection with the Company’s solicitation of proxies for the meeting of stockholders to be held to approve the proposed transaction because these materials will contain important information about the proposed transaction. The definitive proxy statement will be mailed to the Company stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the definitive proxy statement once it is available, without charge, at the SEC’s website at www.sec.gov or by directing a request to: Gores Holdings, Inc., 9800 Wilshire Blvd., Beverly Hills, California 90212, email: jchou@gores.com, Attn: Jennifer Kwon Chou.

Participants in Solicitation

The Company and its directors and officers may be deemed participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction. The Company stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of the Company in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which was filed with the SEC on March 16, 2016. Information regarding the persons who may, under the SEC rules, be deemed participants in the solicitation of proxies to the Company stockholders in connection with the proposed transaction will be set forth in the definitive proxy statement for the transaction when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed transaction will be included in the definitive proxy statement that the Company intends to file with the SEC.

Forward Looking Statements

This Current Report includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward looking statements are based on current expectations that are subject to risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward looking statements. These factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Master Transaction Agreement and the proposed business combination contemplated thereby; (ii) the inability to complete the transactions contemplated by the Master Transaction Agreement due to the failure to obtain approval of the stockholders of the Company or other conditions to closing in the Master Transaction Agreement; and (iii) other risks and uncertainties indicated from time to time in the final prospectus of the Company, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Exhibits

(d) Exhibits

Exhibit Number	Exhibit

99.1	Investor Presentation of the Company dated August 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gores Holdings, Inc.

Date: August 8, 2016	By:	/s/ Andrew McBride
	Name:	Andrew McBride
	Title:	Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Investor Presentation of the Company dated August 8, 2016